                                                                 EX-99.17(b)(ii)

________________________________________________________________________________

                     IMPORTANT NOTICE: PLEASE COMPLETE THE
            ENCLOSED PROXY BALLOT AND RETURN IT AS SOON AS POSSIBLE.

      FOR YOUR CONVENIENCE, YOU MAY VOTE BY CALLING D.F. KING & CO., INC
                 TOLL-FREE AT 1-800-659-6590 FROM 8:00 A.M. TO
                     6:00 P.M. PACIFIC TIME. YOU MAY ALSO
         VOTE BY FAXING YOUR PROXY BALLOT TO _______ AT 1-800-_________

               A CONFIRMATION OF YOUR TELEPHONE OR TELEFACSIMILE
                          VOTE WILL BE MAILED TO YOU.
________________________________________________________________________________


                         OVERLAND EXPRESS FUNDS, INC.
                               525 Market Street
                            San Francisco, CA 94105


                                                           October 10, 1997

Dear Overland Shareholder:

     On behalf of the Board of Directors of Overland Express Funds, Inc. ("Overland"), we are pleased to invite you to a special meeting of shareholders on November 20, 1997 (the "Meeting"). The Meeting has been called to consider the following two proposals, and to conduct such other business as may properly come before the Meeting. FIRST, all shareholders will be asked to consider a proposed consolidation of the 14 funds of Overland (the "Overland Portfolios") into 14 corresponding funds of Stagecoach Funds, Inc. (the "Stagecoach Funds"), which is another investment company advised by Wells Fargo Bank, N.A. (the "Consolidation"). SECOND, Class D shareholders of the Overland California Tax-Free Bond, Municipal Income and U.S. Government Income Funds will be asked to consider a proposal to increase the maximum fee payable under the Rule 12b-1 Distribution Plan for the corresponding Stagecoach Fund. These proposals are described below. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
                                                                             ---

BOTH OF THESE PROPOSALS.

     PROPOSAL 1: THE CONSOLIDATION (ALL SHAREHOLDERS)
                 ------------------------------------

     In considering whether to approve the proposed Consolidation, you should consider:

          .    SIMILAR OBJECTIVES AND POLICIES

               The investment objective and policies of your new Stagecoach Fund will, for the most part, be substantially similar to your current Overland Portfolio's objectives and policies. In the case of the Overland Municipal Income and U.S. Government Income Funds, and in other limited cases, there are differences that you should consider carefully. These
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               differences are described in the Proxy Statement/Prospectus that accompanies this letter.

          .    SIMILAR ACCESS ARRANGEMENTS

               You will enjoy access to the Stagecoach Funds through distribution, transaction and shareholder servicing arrangements that are substantially similar to your current Overland Portfolio's arrangements.

          .    SAME VALUE OF SHARES

               The total dollar value of the Stagecoach Fund shares that you receive in the Consolidation will be the same as the total dollar value of the Overland Portfolio shares that you hold immediately before the Consolidation. The Consolidation will not result in a taxable gain or loss and will not trigger any shareholder transaction costs or sales loads.

          .    OPERATING EXPENSE RATIOS

               The annual fund operating expense ratio (after waivers) for your Stagecoach Fund after the Consolidation will be equal to or less than the annual fund operating expense ratio of your current Overland Portfolio, except in the case of the Overland California Tax-Free Money Market Fund and the Strategic Growth Fund, whose shareholders will experience slight increases. Additional information is contained in the Proxy Statement/Prospectus that accompanies this letter under "Comparison of Total Expense Ratios" and in Appendix III.

          .    POTENTIAL BENEFITS

               Over time, the proposed Consolidation should benefit shareholders by:

               . facilitating investment management, administration and marketing by combining the Overland Portfolios and the Stagecoach Funds into a single mutual fund family with a single brand entity;

               . improving efficiency, including potentially achieving economies of scale, greater portfolio diversification and improved cash flows; and

               . eliminating duplicative shareholder costs and market overlap.

     PROPOSAL 2: RULE 12B-1 FEE PROPOSAL (CLASS D SHAREHOLDERS OF INCOME
                 -------------------------------------------------------
                 PORTFOLIOS ONLY)
                 ----------------

     In considering the proposal to increase the maximum Rule 12b-1 Fee payable by the Stagecoach Funds corresponding to the Overland California Tax-Free Bond, Municipal Income and U.S. Government Income Funds, Class D shareholders of these Overland Portfolios should consider:

          .    POTENTIAL BENEFITS

               The proposed fee increase should benefit Class D shareholders by:

               . enhancing the prospects for the stability and long-term viability of these Funds by ensuring that broker-dealers and other selling agents have sufficient incentives to promote their shares;

               . facilitating the growth of the assets of these Funds, reducing redemption rates and giving shareholders a meaningful choice among classes, by better coordinating distribution fee levels across retail classes; and

               . achieving the benefits generally associated with higher asset levels.

          .    TOTAL FUND EXPENSES

               Although the maximum fee payable under the Rule 12b-1 Distribution Plan will increase, Wells Fargo Bank, N.A. and Stephens Inc. have agreed to waive or reimburse various fees and expenses through December 1998, so that the total level of fees payable by Class C shareholders during such period will not be higher than the level payable by Overland Class D shareholders.

          .    BOARD CONSIDERATIONS

               In deciding to recommend the proposed increase in Rule 12b-1 Fees to Class D Shareholders, the Boards of Directors of Overland and Stagecoach Funds, Inc. considered, among other factors, the competitive situation in the mutual fund industry. The Boards considered the distribution fee levels paid by other unaffiliated funds that have similar objectives and policies and are marketed through similar distribution channels. The Boards concluded that the proposed increase was appropriate to better ensure parity with competing funds.

HOW TO VOTE
-----------

     The formal Notice of Special Meeting, a Proxy Statement/Prospectus and a Proxy Ballot are enclosed. If you own shares in more than one Overland Portfolio, more than one Proxy Ballot accompanies these proxy materials. Whether or not you plan to attend the Special Meeting, you may vote by proxy in any of three ways:

          .    BY MAIL

               Mark, sign, date and return the enclosed Proxy Ballot in the enclosed postage-paid envelope; or

          .    BY PHONE

               Vote by calling D.F. King & Co., Inc toll-free at 1-800-659-6590 from 6:00 a.m. to 8:00 p.m. (Pacific time) (a confirmation of your telephone vote will be mailed to you); or
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          .    BY FAX

               Mark, sign, date and fax the enclosed Proxy Ballot to _______ at 1-800-_________ (a confirmation of your telefacsimile vote will be mailed to you).

     Please call or return your Proxy Ballot by mail or fax so that your vote will be counted.

     YOUR VOTE IS VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE VOTE BY RETURNING YOUR PROXY BALLOT TODAY, EITHER IN THE ENCLOSED POSTAGE-PAID ENVELOPE, BY CALLING ________ TOLL-FREE AT 1-800-_________ OR BY TELEFACSIMILE AT 1-800-___________.

     Each of these proposals and the reasons for unanimous recommendation by the Boards of Directors of Overland and Stagecoach Funds, Inc. are discussed in detail in the enclosed materials, which you should read carefully. If you have any questions about either proposal, please do not hesitate to call ____________ toll free at 1-800-___-____.

                                        Very truly yours,


                                        Richard H. Blank, Jr.
                                        President